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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 12, 2001, except for Note 2 and Note 12, as to which the date was May 25, 2001, relating to the consolidated financial statements of Vialta, Inc. and its subsidiaries, which appear in the Form 10 of Vialta, Inc. for the years ended December 31, 2000 and 1999, originally filed with the Commission on May 25, 2001 and amended on June 13, 2001 and July 17, 2001.

PricewaterhouseCoopers LLP

San Jose, California
July 24, 2001